UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                   November 21, 2007
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania  19102-2112
(Address of principal executive offices)  (Zip Code)

(215) 448-1400
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Benefit Plans.

On November 21, 2007, we received a notice (the “Notice”) required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, related to the spin-off of accounts of employees of our wholly owned subsidiary, Delaware Management Holdings, Inc., from the Lincoln National Corporation Employees’ Savings and Profit Sharing 401(k) Plan (the “Lincoln Plan”) into a new plan, the Delaware Management Holdings, Inc. Employees’ Savings and 401(k) Plan (the “Delaware Plan”) effective January 1, 2008.  These participants constitute less than ten percent of the Lincoln Plan participants.  The Notice describes a blackout period which will occur under the Lincoln Plan for participants in the Delaware Plan in connection with the separation of the Delaware Plan.  The Notice is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  Shares of our common stock held in LNC common stock fund, a unitized fund investing exclusively in shares of LNC common stock, of the Lincoln Plan and, following the separation of the Delaware Plan, by participants in the Delaware Plan will be subject to the blackout period described in the Notice.  The blackout period described in the Notice will not prohibit our directors and executive officers from engaging in transactions regarding shares of our common stock outside of the Lincoln and Delaware Plans. The blackout will impact one executive officer who will participate in the Delaware Plan. During the blackout period, this officer will not be able to direct any transactions with respect to the LNC common stock fund.

Item 9.01.   Financial Statements and Exhibits.

The Exhibit Index set forth on page E-1 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/Douglas N. Miller
Name:	Douglas N. Miller
Title:	Vice President and
Chief Accounting Officer

Date:  November 28, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Notice